Exhibit 77(a)(2)


                                  ING GET FUND

                     CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

      The undersigned being all of the Trustees of ING GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.2 of the Trust's Amended and Restated Declaration of Trust dated March 1, 2002, as amended (the "Declaration of Trust"), hereby abolish the following series of the Trust and the establishment and designation thereof effective September 20, 2007 : ING GET Fund - Series S.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 6th day of June, 2007.


/s/ Albert E. DePrince, Jr.              /s/ Corine T. Norgaard
---------------------------              -------------------------------------
Dr. Albert E. DePrince, Jr.              Dr. Corine T. Norgaard
as Trustee and not individually          as Trustee and not individually


/s/ Maria T. Fighetti                    /s/ Joseph E. Obermeyer
---------------------------              -------------------------------------
Maria Teresa Fighetti                    Joseph E. Obermeyer
as Trustee and not individually          as Trustee and not individually


/s/ Sidney Koch                          /s/ Edward T. O'Dell
---------------------------              -------------------------------------
Sidney Koch                              Edward T. O'Dell
as Trustee and not individually          as Trustee and not individually